SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006

                              OPUS COMMUNITIES INC.
             (Exact name of Registrant as specified in its charter)


            Texas                     000-32845                  75-2668876
 ---------------------------     -------------------          -----------------
(State or other jurisdiction    (Commission File No.)        (I.R.S. Employer
         of incorporation)                                   Identification No.)
                                1624 TIOGA TRAIL
                              WINTER PARK, FLORIDA                 32789
                     --------------------------------------       --------
                    (Address of principal executive offices)     (Zip Code)

                                 (407) 650-2723
               --------------------------------------------------
               Registrant's telephone number, including area code

                2600 VENTURA DR., SUITE 1521, PLANO, TEXAS 75093
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.


On March 17, 2006, Kyle Rowe resigned as the sole member of the board of directors of OPUS; and Scott R. Sieck, Chief Executive Officer of OPUS, was appointed as his successor by the written consent of shareholders that represent a majority of the issued and outstanding shares of common stock of OPUS.

Scott R. Sieck - During the past 15 years, Mr. Sieck has acted as a self employed consultant assisting numerous public and private companies in the Direct Media, Publishing, Advertising, Time Share, Telecommunications, Internet and Consumer Service sectors. Mr. Sieck is a graduate of Penn State University with a BA in Labor Relations and graduate studies at John Hopkins University (Master's of Administrative Sciences). Scott initiated his career with Alex Brown and Sons, Investment Bankers in Baltimore Maryland. Mr. Sieck left Alex Brown and Sons to act as a senior institutional trader for a boutique brokerage firm specializing in international securities and currencies. His diverse twenty-year career experience in securities trading, sales/marketing, advertising, public relations and financial business development developed a balance of insights for public and private clients.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OPUS COMMUNITIES INC.
                                                (Registrant)


Date:  March 17, 2006                       By:  /s/  Scott R. Sieck
                                               --------------------------------
                                                      Scott R. Sieck
                                                      Chief Executive Officer